Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces Third Quarter 2018 Results
Including Operating Profitability for Five Consecutive Quarters

AUSTIN, TEXAS (November 14, 2018) - FalconStor Software, Inc. (OTCQB: FALC), a market leader in software-defined storage and data management, today announced financial results for its third quarter ended September 30, 2018.

Key Financial Highlights for the Third Quarter of Fiscal 2018:

•	Achieved Non-GAAP Operating Income of $0.1 million, marking the fifth consecutive quarter of Non-GAAP Operating profitability.

•	Non-GAAP Gross Margin increased to 83% from 80% in the third quarter of 2017.

•	Cash and cash equivalents increased to $2.8 million from $1.0 million at December 31, 2017.

Key Product Highlights

•	Our RecoverTrac™ automated data recovery technology was awarded its third patent (United States Patent and Trademark Office, Patent No. 10,073,745).

•
Our Virtual Tape Library solution has been tested by Evaluator Group, an independent lab, and verified to achieve 39TB/hour single-node backup speeds without affecting application performance, making it the fastest solution on the market.

•
Our FreeStor solution is being renamed FalconStor Data Mastery Platform, and three cloud data management use cases are now supported for customers seeking to migrate and replicate data to and from the cloud.

I am pleased with the operating profitability which continued in the third quarter, and the commercial foundation we are building to begin driving growth” said Todd Brooks, CEO FalconStor. “While we are likely a quarter or two away from returning to growth across the globe, billings in our Americas region increased by 24 percent in the quarter as compared to Q3 of 2017. The efforts of our team to redefine our product vision, rebuild our marketing engine, and re-engage our partner base are clearly beginning to deliver results.”

Additional Financial Highlights for the Third Quarter 2018

While our Non-GAAP Operating Income was $0.1 million for the quarter, we recorded a GAAP Net Loss for the three months ended September 30, 2018 of $0.7 million, as compared to GAAP Net Income of $1.2 million for the same period of the previous year, in part as a result of the impact of new revenue recognition guidance, in addition to other non cash restructuring charges incurred in connection with our cost reduction efforts. Excluding the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock, we delivered a GAAP Net Income of $0.0 million, as compared to GAAP Net Income of $1.2 million in the prior year period.

Overall, total revenue for the three months ended June 30, 2018 was $4.1 million as compared to $6.1 million in the prior year period. This decline in revenue was significantly impacted by our adoption of new revenue recognition accounting guidance under Topic 606 on January 1, 2018 using the modified retrospective transition method, which resulted in a $1.7 million decrease in revenue.

Net cash used by operations decreased by $1.2 million to $0.3 million for the nine months ended September 30, 2018, as compared to $1.6 million of net cash used by operations for the nine months ended September 30, 2017.

We ended the quarter with $2.8 million of cash and cash equivalents, as compared to $1.0 million at December 31, 2017.

	Three Months Ended,
(in millions except per share data)	September 30, 2018	June 30, 2018	September 30, 2017
Revenue	$4.1	$4.0	$6.1
Non-GAAP Expenses	$4.0	$3.9	$5.0
Non-GAAP Gross Margin	83%	84%	80%
Non-GAAP Operating Income	$0.1	$0.2	$1.1
Non-GAAP Net Income (Loss)	$—	$(0.2)	$1.2
Non-GAAP Diluted EPS	$—	$—	$0.02
Cash (used in) provided by operations	$(0.3)	$0.7	$(1.6)

Non-GAAP results above exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

	Three Months Ended September 30,				Change Period to Period
(in millions except per share data)	2018		2017
Total revenue	$4.1	100%	$6.1	100%	$(2.0)	(33)%
Total cost of revenue	$0.7	17%	$1.2	20%	$(0.5)	(43)%
Total operating expenses	$3.6	89%	$3.6	59%	$—	—%
GAAP operating income (loss)	$(0.2)	(6)%	$1.3	21%	$(1.5)	*
GAAP net income (loss)	$(0.7)	(17)%	$1.2	20%	$(1.9)	*
GAAP diluted EPS	$(0.01)		$0.02		$(0.03)

	Nine Months Ended September 30,				Change Period to Period
(in millions except per share data)	2018		2017
Total revenue	$13.1	100%	$18.9	100%	$(5.8)	(31)%
Total cost of revenue	$2.1	16%	$4.5	24%	$(2.4)	(53)%
Total operating expenses	$11.3	87%	$14.8	78%	$(3.5)	(23)%
GAAP operating income (loss)	$(0.4)	(3)%	$(0.4)	(2)%	$—	(4)%
GAAP net income (loss)	$(4.0)	(31)%	$(1.0)	(5)%	$(3.1)	321%
GAAP diluted EPS	$(0.05)		$(0.02)		$(0.04)

Conference Call  and Webcast Information

The Company will host a conference call to discuss its financial results on Wednesday, November 14, 2018 at 3:30 p.m. CDT. To participate in the conference call, please dial:

Toll Free: 1-800-458-4121
International: +1-323-794-2093
Conference ID: 9172932

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.com/FalconStor-Q3-2018-Earnings-Call

A conference call replay will be available beginning November 14th at 6:30 PM CDT through 6:30 PM CDT on November 21st. To listen to the replay of the call, dial:

Toll Free: 1-888-203-1112
International: 1-719-457-0820
Passcode: 9172932

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software

FalconStor Software, Inc (OTCQB: FALC ) empowers IT professionals to achieve mastery of their data - an organization’s most precious asset - so they can responsibly push the boundaries of what’s possible in the digital economy. The company’s award- winning flagship solution, FreeStor®, is a modern, comprehensive and easy-to-use global data mastery software platform that gives IT professionals centralized data management control across all their resources to reduce operational costs, lower risk, and avoid technology compromises. FalconStor’s vendor- and hardware-agnostic solutions are designed to work with existing investments across complex environments, including legacy data centers, hyper-converged infrastructure, cloud, and hybrids.
Founded in 2000, FalconStor is headquartered in Austin, Texas and has additional offices in New York, Europe and Asia. Our solutions are available and supported by a vast network of system integrators and resellers. For more information, please visit www.falconstor.com.
 # # #
FalconStor, FalconStor Software, FreeStor, and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.
Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,827,296	$1,011,472
Accounts receivable, net	1,626,889	4,168,015
Prepaid expenses and other current assets	1,535,848	1,244,494
Contract assets, net	1,178,851	—
Total current assets	7,168,884	6,423,981
Property and equipment, net	443,145	636,112
Deferred tax assets, net	586,190	590,977
Software development costs, net	136,509	279,414
Other assets, net	965,932	992,760
Goodwill	4,150,339	4,150,339
Other intangible assets, net	105,375	141,631
Contract assets	939,930	—
Total assets	$14,496,304	$13,215,214
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$862,577	$1,092,864
Accrued expenses	2,405,103	4,376,235
Short-term loan, net of debt issuance costs and discounts	—	370,151
Deferred revenue, net	6,859,592	11,760,327
Total current liabilities	10,127,272	17,599,577
Other long-term liabilities	1,673,545	1,154,512
Notes payable, net	2,530,012	—
Warrant liability	—	—
Deferred tax liabilities, net	85,559	85,559
Deferred revenue, net	2,712,842	6,600,363
Total liabilities	17,129,230	25,440,011
Commitments and contingencies
Series A redeemable convertible preferred stock	9,394,412	9,000,000
Total stockholders' deficit	(12,027,338)	(21,224,797)
Total liabilities and stockholders' deficit	$14,496,304	$13,215,214

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Product revenue	$1,007,915	$2,129,125	$3,925,504	$6,549,832
Support and services revenue	3,052,246	3,976,308	9,140,187	12,329,042
Total revenue	4,060,161	6,105,433	13,065,691	18,878,874
Cost of revenue:
Product	62,742	118,880	128,632	669,564
Support and service	645,700	1,115,703	1,964,897	3,788,282
Total cost of revenue	708,442	1,234,583	2,093,529	4,457,846
Gross profit	$3,351,719	$4,870,850	$10,972,162	$14,421,028
Operating expenses:
Research and development costs	1,065,031	1,216,663	2,997,826	5,536,658
Selling and marketing	1,144,271	1,128,850	3,209,930	5,288,991
General and administrative	1,068,754	1,163,676	4,175,578	4,130,570
Restructuring costs (benefit)	315,283	76,705	951,265	(159,597)
Total operating expenses	3,593,339	3,585,894	11,334,599	14,796,622
Operating income (loss)	(241,620)	1,284,956	(362,437)	(375,594)
Interest and other income (loss), net	(187,667)	134,321	(501,087)	260,121
Income (loss) before income taxes	(429,287)	1,419,277	(863,524)	(115,473)
Income tax expense (benefit)	(96,858)	(9,896)	(33,868)	207,352
Net income (loss)	$(332,429)	$1,429,173	$(829,656)	$(322,825)
Less: Accrual of Series A redeemable convertible preferred stock dividends	229,022	215,000	687,152	634,664
Less: Deemed dividend on Series A redeemable convertible preferred stock	—	—	2,269,042	—
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	124,993	—	240,743	—
Net income (loss) attributable to common stockholders	$(686,444)	$1,214,173	$(4,026,593)	$(957,489)
Basic net income (loss) per share attributable to common stockholders	$(0.01)	$0.03	$(0.05)	$(0.02)
Diluted net income (loss) per share attributable to common stockholders	$(0.01)	$0.02	$(0.05)	$(0.02)
Weighted average basic shares outstanding	97,935,348	44,552,892	75,844,719	44,362,367
Weighted average diluted shares outstanding	97,935,348	54,235,876	75,844,719	44,362,367

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP income (loss) from operations	$(241,620)	$1,284,956	$(362,437)	$(375,594)
Non-cash stock option expense (1)	29,024	(260,577)	$35,648	$281,992
Restructuring costs (benefit) (3)	315,283	76,705	951,265	(159,597)
Non-GAAP income (loss) from operations	$102,687	$1,101,084	$624,476	$(253,199)

GAAP net income (loss) attributable to common stockholders	$(686,444)	$1,214,173	$(4,026,593)	$(957,489)
Non-cash stock option expense, net of income taxes (2)	29,024	(260,577)	35,648	281,992
Restructuring costs (benefit) (3)	315,283	76,705	951,265	(159,597)
Effects of Series A redeemable convertible preferred stock (4)	354,015	215,000	3,196,937	634,664
Non-GAAP net income (loss) attributable to common stockholders	$11,878	$1,245,301	$157,257	$(200,430)

GAAP gross margin	83%	80%	84%	76%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	83%	80%	84%	76%

GAAP gross margin - Product	94%	94%	97%	90%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	94%	94%	97%	90%

GAAP gross margin - Support and Service	79%	72%	79%	69%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	79%	72%	79%	69%

GAAP operating margin	(6%)	21%	(3%)	(2%)
Non-cash stock option expense (1)	1%	(4%)	—%	1%
Restructuring costs (3)	8%	1%	7%	(1%)
Non-GAAP operating margin	3%	18%	4%	(2%)

GAAP Basic EPS	$(0.01)	$0.03	$(0.05)	$(0.02)
Non-cash stock option expense, net of income taxes (2)	0.00	(0.01)	0.00	0.01
Restructuring costs (3)	0.00	0.00	0.01	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.01	0.00	0.04	0.01
Non-GAAP Basic EPS	$0.00	$0.03	$0.00	$—

GAAP Diluted EPS	$(0.01)	$0.02	$(0.05)	$(0.02)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.01
Restructuring costs (3)	0.00	0.00	0.01	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.01	0.00	0.04	0.01
Non-GAAP Diluted EPS	$0.00	$0.02	$0.00	$0.00

Weighted average basic shares outstanding (GAAP and as adjusted)	97,935,348	44,552,892	75,844,719	44,362,367
Weighted average diluted shares outstanding (GAAP)	97,935,348	54,235,876	75,844,719	44,362,367
Weighted average diluted shares outstanding (Non-GAAP)	461,907,739	54,235,876	399,710,964	44,362,367

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of revenue - Support and Service	6,314	(9,752)	19,889	55,533
Research and development costs	17,883	28,382	59,233	212,910
Selling and marketing	3,579	(23,560)	16,036	40,178
General and administrative	1,248	(255,647)	(59,510)	(26,629)
Total non-cash stock based compensation expense	$29,024	$(260,577)	$35,648	$281,992

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three and nine months ended September 30, 2018 and 2017, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)
Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.